Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Specialty Contractors, Inc.

We consent to the use in this Amendment No.4 to Registration Statement on Form S-1 of our report dated April 6, 2010, relating to the consolidated financial statements of Specialty Contractors, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/  LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP
Houston, Texas
January 14, 2011